Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This Second Amendment to Amended and Restated Business Financing Agreement (this “Amendment”) is entered into as of July 7, 2020, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and VAPOTHERM, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Business Financing Agreement dated as of April 6, 2018 (as amended from time to time, including by that certain First Amendment to Amended and Restated Business Financing Agreement dated as of March 22, 2019, collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.Section 6.6a) of the Agreement is hereby amended and restated as follows:

“a)Maintain Collateral Accounts of Borrower and Guarantors at Lender which hold at least the lesser of (i) one hundred percent (100%) of the combined aggregate cash and Cash Equivalents of Borrower and Guarantors (less any amounts maintained in Excluded Accounts), and (ii) Fifty-Five Million Dollars ($55,000,000) in aggregate cash and Cash Equivalents of Borrower and Guarantors; provided that while the Perceptive Indebtedness is outstanding, Borrower’s Collateral Accounts at Lender shall be subject to a Control Agreement in favor of Perceptive.  The provisions of the previous sentence shall not apply to (i) Deposit Accounts, Securities Accounts and/or Commodities Accounts exclusively used for (x) payroll or (y) payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Subsidiaries, employees; in each case of clauses (x) and (y), so long as the amounts in such accounts do not exceed amounts reasonably determined by the Borrower to be necessary to pay such obligations for the immediately following payment cycle; and (ii) other Deposit Accounts, Securities Accounts and/or Commodities Accounts so long as amounts in such other accounts do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any one time (the foregoing accounts identified in clauses (i) and (ii), collectively the “Excluded Accounts”).”

2.Section 6 of the Agreement is hereby amended by adding the following new clause c) in appropriate alphabetical order:

“c)

Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to deliver Control Agreements in favor of Lender with respect to Deposit Accounts, Securities Accounts or Commodities Accounts maintained at any institution that is not the Lender, in each case, so long as the Borrower is in compliance with Section 6.6(a) hereof.”

3.No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.Borrower represents and warrants that (a) the representations and warranties set forth in each Loan Document (as defined in the Agreement) shall, in each case, be true and correct in all material respects with the same effect as if then made (or in the case of any representation and warranty subject to a materiality qualifier, true and correct in all respects), unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that with respect to the representations and warranties set forth in Section 5.1 of the Agreement, the Perfection Certificate is accurate and complete as of the date the financial statements required under Section 6.2(a)(A) of the Credit Agreement for March 2020 were delivered , and that (b) no Event of Default has occurred and is continuing.

6.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrower;

(b)all reasonable and documented Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts; and

(c)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VAPOTHERM, INC.

By:	/s/ John R. Landry

Name:

Title:	Vice President and Chief Financial Officer

WESTERN ALLIANCE BANK, an Arizona corporation

By:	/s/ Dave Dailey

Name:

Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Business Financing Agreement]